UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 29, 2007, Getty Images, Inc. (the company, we) issued a press release announcing the company’s preliminary financial results for the fourth quarter ended December 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

As previously announced on November 9, 2006, the board of directors established a Special Committee to conduct an internal review of the company’s historic stock option grant practices and related accounting. The Special Committee has engaged independent outside legal counsel to assist in the review. Because this review is ongoing, the company has not yet determined if it will need to record any non-cash adjustments to compensation expenses related to prior stock option grants, making today’s results preliminary. Specifically, the company does not know whether any such non-cash compensation charges would affect the preliminary financial results for the fourth quarter ended December 31, 2006 or the full year 2006 being announced today, or would be deemed material and require the company to restate previously issued financial statements or would require an adjustment to the retained earnings balance on the company’s balance sheet. Until the review is complete, the company will be unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2006. The company intends to file its Form 10-Q and Form 10-K as soon as practicable after the completion of the Special Committee’s review.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As previously disclosed in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 24, 2006, on October 18, 2006, we began to implement a plan to realign resources of the company. Through this realignment plan, we terminated certain employees and consolidated within certain leased facilities in the fourth quarter of 2006. In connection with these actions, we recognized $10.8 million of costs in the fourth quarter of 2006, comprised of $5.6 million of employee-related costs and a $5.2 million loss on leased facilities. Of the employee-related costs, $3.8 million was paid in the fourth quarter and the remaining $1.8 million will be paid in the first quarter of 2007. The loss on leased facilities consisted of $4.7 million in costs that are expected to be paid out over the remaining seven years of the lease term, and $0.5 million of associated non-cash costs. The cash portion of the loss on leased facilities is an estimate that will be revised when the vacated facilities are subleased.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 29, 2007, containing the company’s preliminary financial results for the fourth quarter ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: January 29, 2007